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                                                                    Exhibit 15.1

November 9, 2004


Aceto Corporation
Lake Success, New York

RE:     Registration Statements (No. 33-38679, No. 333-90929 and No. 333-110653)
        on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated November 9, 2004 related to our review of interim financial information for the three months ended September 30, 2004.

Pursuant to Rule 436 under the Securities Act of 1933 (the "Act"), such report is not considered part of a registration statement prepared or certified by an accountant, or report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


Melville, New York                                       /s/ KPMG LLP